EXHIBIT 99.1

FOR IMMEDIATE RELEASE	FEBRUARY 8, 2016

Media Contact:

Julie Calzone

(337) 235-2924

jcalzone@calzone.com

Company Contacts:

Daniel J. Schreiber, CEO

(858) 509-8800

dan@redhawkholdingscorp.com

G. Darcy Klug, CFO

(337) 269-5933

darcy.klug@redhawkholdingscorp.com

REDHAWK SEEKS DAMAGES FROM ITS FORMER PROFESSIONALS

Youngsville, Louisiana – RedHawk Holdings Corp. (OTC: IDNG) (“RedHawk”) announced today that it is seeking third-party damages against Saturna Group Chartered Accountants, LLP, its former accountants, PLS CPAs, its former registered public accounting firm, and MacDonald Tuskey, its former securities attorneys (collectively “the Defendants”).

The petition, originally filed by American Medical Distributors, Inc. (“AMD”), on behalf of the stockholders of RedHawk, in United States District Court for the Eastern District of New York (Case No. 15-cv-06532 ADS), is based on disputes under the Asset Purchase Agreement between AMD and RedHawk (formerly known as Independence Energy Corp.). AMD is majority owned and controlled by Daniel J, Schreiber (“Schreiber”) and G. Darcy Klug (“Klug”), RedHawk’s Chief Executive Officer and Chief Financial Officer, respectively. Schreiber and Klug collectively own 67% of the outstanding shares of RedHawk.

The lawsuit alleges the Defendants assisted RedHawk’s former management in overstating the disclosed valuation of RedHawk’s ownership interest in certain oil and gas leases and wells thus resulting in irreparable damage to RedHawk and its stockholders. The petition demands “trial by jury” and seeks damages, jointly and severally, from the Defendants of not less than $700,000.

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This release may contain forward-looking statements. Forward-looking statements are all statements other than statements of historical fact. Statements contained in this release that are not historical facts may be deemed to be forward-looking statements. The words “anticipate,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be,” “potential” and any similar expressions are intended to identify those assertions as forward-looking statements.

Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from that projected or suggested herein due to certain risks and uncertainties. In evaluating forward-looking statements, you should consider the various factors which may cause actual results to differ materially from any forward-looking statements including those listed in the “Risk Factors” section of our latest 10-K report. Further, the Company may make changes to its business plans that could or will affect its results. Investors are cautioned that the Company will undertake no obligation to update any forward-looking statements.